Exhibit 99.1

June 9, 2014

Mike, Rick, and Doug,

I am writing to tender my formal resignation from the Board. As we discussed, it is with a heavy heart after so many years of service that I must now depart. But BlackRock maintains a strict policy which prohibits portfolio managers from serving on public company boards. As the Chief Investment Officer of BlackRock’s flagship multi-strategy hedge fund, that policy understandably but regretfully bars me from continuing to serve on TASER’s board.

Your Sincerely,

Matthew McBrady